UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33757	33-0861263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27101 Puerta Real, Suite 450, Mission Viejo, CA		92691
(Address of principal executive offices)		(Zip Code)
(949) 487-9500
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders of The Ensign Group, Inc. was held on May 15, 2012, and the matters voted upon at the Annual Meeting and the results of the votes were as follows:

1.
The three nominees named below were elected to serve as Class II directors of the board of directors, to serve until the 2015 Annual Meeting, until a successor is elected and qualified, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes

Christopher R. Christensen	17,718,293	285,664	2,192,665
Van R. Johnson	13,901,948	4,101,989	2,192,665
Daren J. Shaw	17,753,124	250,813	2,192,665

2.	The selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,172,087	15,564	8,951	2,192,665

3.
The compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, was approved on an advisory basis, and the voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,779,658	82,137	142,142	2,192,665

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENSIGN GROUP, INC.

/s/ SUZANNE D. SNAPPER
Chief Financial Officer

Dated: May 18, 2012